REGISTRATION NO.
          U.S. SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON D.C. 20549
                         FORM SB-2
   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             MICRO INTERCONNECT TECHNOLOGY, INC.
       (Name of Small Business issuer in its Charter)

   Nevada                                       72-0497440
State or Other       (Primary Standard      (I.R.S. Employer
Jurisdiction of       Classification Code     Identification
Incorporation or            Number)                 No.)
Organization)

70 Horizon Dr., Bedford, New Hampshire, 03110,(603) 472-7068
 (Address and Telephone Number of Registrant's Principal
                     Place of Business)

   Edward N. Berg, 70 Horizon Dr., Bedford, New Hampshire,
                    03110,(603) 472-7068
  (Name, Address and Telephone Number of Agent for Service)

                          Copies to:
    David Cundick, Esq., Bank One Tower, Suite 900, 50 West
      Broadway, Salt Lake City, Utah 84101 (801) 328-5600

Approximate Date of Proposed Sale to the Public: As soon as practicable from time to time after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering if any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. X

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

               CALCULATION OF REGISTRATION FEE

Title of       Dollar     Proposed    Proposed   Amount of
each Class     Amount     Maximum     Maximum    Registration
of securities  to be      Offering    Aggregate  Fee
to be		        Register-  Price       Offering
Registered     ed		       Per Unit

Common        $200,000     $2.00      $200,000     $59.00
Warrants      $750,000     $2.50      $750,000    $221.25

Total Registration Fee                            $280.25


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act Of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

             Micro Interconnect Technology, Inc.
                    CROSS-REFERENCE SHEET
                   Pursuant to Rule 404(a)

Item Number and Heading               Heading in Prospectus

1. Front of the Registration
   Statement and Outside Front
   Cover Page of Prospectus.......... Facing pages; Front
                                      Cover Page

2. Inside Front and Outside Back
   Cover Pages of Prospectus......... Inside Front and
                                      Outside Back Cover
                                      Pages of Prospectus

3. Summary Information and Risk
   Factors............................Prospectus Summary;
                                      Risk Factors

4. Use of Proceeds....................Prospectus Summary; Use
                                      of Proceeds;
                                      Description of
                                      Business;

5. Determination of offering Price....Cover Page; Prospectus
                                      Summary; Risk Factors;
                                      Determination of
                                      Offering Price

6. Dilution...........................Dilution; Comparative
                                      Data

7. Selling Security Holders.......... Not applicable

8. Plan of Distribution...............Front Cover Page;
                                      Plan of  Distribution

9. Legal Proceedings..................Legal Matters

10. Directors, Executive Officers,
    Promoters and Control Persons.....Directors, Executive
                                      Officers, Promoters
                                      and Control Persons

11. Security ownership of Certain
    Beneficial owners and
    Management....................... Security Ownership of
                                      Certain Beneficial
                                      Owners and Management

12. Description of the Securities.... Description of
                                      Securities

13. Interest of Named Experts and
    Counsel...........................Not Applicable

14. Disclosure of Commission
    Position on Indemnification for
    Securities Act Liabilities........Disclosure of
                                      Commission Position on
                                      Indemnification for
                                      Securities Act
                                      Liabilities

15. Organization Within Last Five
    Years.............................Organization Within
                                      Last Five Years

16. Description of Business...........Description of
                                      Business

17. Management's Discussion and
    Analysis or Plan of Operation.....Plan of Operations

18. Description of Property...........Description of
                                      Property

19. Certain Relationships and Related
    Transactions......................Not Applicable

20. Market for Common Equity and
    Related Stockholder Matters.......Front Cover Page;
                                      Risk Factors Shares
                                      Eligible For Future
                                      Sale

21. Executive Compensation............Executive Compensation

22. Financial Statements..............Financial Statements

23. Changes In and Disagreements
    with Accountants on Accounting
    and Financial Disclosure..........Not Applicable

             MICRO INTERCONNECT TECHNOLOGY, INC.
                     Offering: $200,000
        100,000 Units, Offering Price $2.00 per Unit
Consisting of 1 Share of Common Stock, Par Value $.001 and 3
         Redeemable Common Stock Purchase Warrants

   Micro Interconnect Technology, Inc. (the "Company") is offering (the "Offering") 100,000 Units of the Company's securities ("Unit(s)"), each Unit consists of one (1) share of $.001 par value common stock (the "Common Stock") and three (3) Redeemable Common Stock Purchase Warrants (the "Warrants") at a purchase price of $2.00 per unit (the "Unit Price") The Common Stock and the Warrants are separately transferable as of the date of this prospectus. Each Warrant is exercisable to purchase one share of Common Stock at $2.50 per share (125% of the Unit Price) with the Warrants subject to adjustments in certain events and availability of federal and state exemptions from registration, for a period of one
(1) year from the date hereof. The Company may redeem the Warrants at a price of $.01 per Warrant, at any time beginning 6 months after the date hereof upon not less than 30 days prior written notice if the closing bid price of the Common Stock on the Nasdaq Bulletin Board is at least $3.00 per share (150% of the Unit Price) for 20 consecutive trading days, ending not earlier than five days before the Warrants are called for redemption. Prior to this offering there has been no public market for the Units, Common Stock and Warrants, nor can there be any assurance that a trading market will develop for any of these securities upon completion of this Offering or, if a market should develop, that it will continue. The Unit Price and the Warrant exercise prices have been arbitrarily determined by the Company and bears no relationship to assets, shareholders' equity or any other recognized criteria of value. Management of the Company may purchase Units in the offering in order to make certain all Units offered are sold. Any Units purchased by management will be held for investment and not with a view
to distribution   See "Risk Factors," "Plan of Distribution,"
and "Description of Securities."

   The Company will furnish annual reports to its stockholders which will include audited financial statements.
The Company may also furnish to its stockholders quarterly financial statements and such other reports as may be authorized by its Board of Directors. See "Available
Information."

THE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL
AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY PERSONS
     WHO CANNOT AFFORD TO RISK THE LOSS OF THEIR ENTIRE
               INVESTMENT. SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER SECURITIES REGULATORY AUTHORITY. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER AUTHORITY HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM AND IT IS NOT INTENDED THAT ANY OF THEM WILL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY, AND THE RISKS, MERITS AND TERMS OF THIS OFFERING IN MAKING AN INVESTMENT DECISION.

           Price to   Underwriting Discounts    Proceeds to
           Public     And Commissions (1)(3)    Company
           (1)(3)                               (2)(3)

Per Unit     $2.00           $.00                   $2.00

Total     $200,000           $.00                $200,000

(1) The purchase price per Unit is payable by check at the time an investor executes the Subscription Agreement.
    The offering will be managed by the Company and the Units will be offered and sold by officers of the Company, without any discounts or other commissions.
    See "Plan of Distribution."

(2) The proceeds to the Company are shown before deduction of offering expenses payable by the Company estimated at $23,500, including legal, and accounting fees and printing costs. See "Use of Proceeds"

(3) The offering is being conducted by the Company on a "best efforts, all or none" basis. Proceeds will be deposited no later than noon of the next business day after receipt into an escrow account with St Marys
    Bank, 200 Bedford Street, Manchester, NH 03105, pending receipt of subscriptions totaling $200,000. If subscriptions for all 100,000 Units have not been received within 270 days from the date hereof (unless extended by the Company for up to 30 additional days), all proceeds will be promptly refunded to subscribers without interest thereon or deduction therefrom.
    Subscribers will have not right to return or use of their funds during the offering period, which may last up to 300 days.

   The Units are being offered by the Company subject to prior sale, receipt and acceptance by the Company, approval of certain matters by counsel, and certain other conditions.
The Company reserves the right to withdraw or cancel such offer and reject any order, in whole or in part.
The date of this Prospectus is April             , 1998.

                    AVAILABLE INFORMATION

   The Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the Securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at public reference facilities of the Commission's Washington D.C. office, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission upon request and payment of the prescribed fee.

   As of the date of this Prospectus, the Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the following regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at the Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

   Copies of the Company's Annual, Quarterly and other Reports which will be filed by the Company with Commission commencing with the Quarterly Report for the first quarter ended after the date of this Prospectus (due 45 days after the end of such quarter) will also be available upon request, without charge, by writing Micro Interconnect Technology, Inc., 70 Horizon Drive, Bedford, New Hampshire 03110.

UNTIL        , 1998, ALL DEALERS EFFECTING TRANSACTIONS
IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THIS PROSPECTUS SHOULD BE READ IN ITS ENTIRETY BY ANY
PROSPECTIVE INVESTOR PRIOR TO HIS OR HER INVESTMENT.

                     PROSPECTUS SUMMARY

   Except for the historical information contained herein, the matters set forth in this Prospectus include forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties are detailed throughout the Prospectus. The forward-looking statements included in the Prospectus speak only as of the date hereof.

   The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information presented does not reflect exercise of the Warrants.

                         THE COMPANY

   Micro Interconnect Technology ( the "Company") was recently incorporated under the laws of the State of Nevada on February 11, 1998. The Company has not commenced business operation and is considered a development stage company. The purpose of the Company's formation is to engage in the business of developing proprietary technology to make electronic devices smaller, be more reliable, operate at higher speeds, and be less expensive by making the electrical connections that link the electronic components smaller. The Company has a licensing agreement for the exclusive rights to four United States patents covering electronic interconnection manufacturing technology. The Company intends to use the proceeds of this offering to initially develop an imaging workstation based on one of the patents. Upon completion of the imaging workstation, the Company will undertake to develop a complete flexible manufacturing cell for producing electronic interconnects based on the other patents.

   The Company's principal executive offices are located at 70 Horizon Drive, N.H., Bedford, NH 03110, telephone (603)
472-7068, facsimile (603) 472-7043.

                         THE OFFERING

Securities offered.. . 100,000 Units (the "Units"),
                       consisting of 100,000 shares of Micro
                       Interconnect Technology, Inc. Common
                       Stock with a par value  of $.001 per
                       share, 300,000 redeemable Common Stock
                       purchase warrants (the "Warrants").
                       The Common Stock in the Units and
                       underlying Warrants will have
                       equivalent voting rights, on a share
                       for share basis, with the current
                       outstanding Common Stock of the
                       Company.  See "Description of the
                       Securities."

Offering Price . . . . $2.00 Per Unit.

Warrants . . . . . . . Each Warrant allows the holder to
                       purchase one share of Common Stock for
                       $2.50(125% of the Unit Price); the
                       Warrants are subject to adjustments in
                       certain events and for a period of one
                       (1) year from the date of this
                       Prospectus. The Warrants are
                       separately transferrable from the
                       Common Stock as of the date of this
                       Prospectus. The Company may redeem the
                       Warrants  at a price of $.01 per
                       Warrant, at any time beginning 6
                       months after the date of this
                       Prospectus upon not less than 30 days
                       prior written notice if the closing
                       bid price of the Common Stock on the
                       Nasdaq Bulletin Board is at least
                       $3.00 per share (150% of the Unit
                       Price) for 20 consecutive trading
                       days, ending not earlier than five
                       days before the Warrants are called
                       for redemption.   See "Description of
                       Securities - Warrants."

Use of Proceeds. . . . Management intends to use the net
                       proceeds from this offering primarily
                       to develop an imaging workstation to
                       be used in developing a complete
                       flexible manufacturing cell for
                       producing electronic interconnects and
                       to provide initial working capital for
                       the start up of operations. See "Use
                       of Proceeds."

Plan of Distribution . The Offering will be managed by the
                       Company and these securities will be
                       offered and sold by officers of the
                       Company without any discounts or other
                       commissions. Offering proceeds will be
                       escrowed pending completion or
                       termination of the offering.  The
                       offering will terminate 120 days from
                       the date hereof (or 150 days if
                       extended by the Company for an
                       additional 30 days), and funds held in
                       escrow will be promptly returned to
                       subscribers, without interest thereon
                       or deduction therefrom, unless the
                       offering is completed on or before
                       that date upon receipt of
                       subscriptions for the entire offering
                       amount.  See "Plan of Distribution."

Transfer Agent . . . . Interwest Transfer Company, Inc., 1981
                       East 4800 South, Suite 100, Salt Lake
                       City, Utah 84117, (801) 272-9294, has
                       agreed to serve as the transfer agent
                       and registrar for the Company's
                       outstanding securities upon completion
                       of the offering.

Securities Outstanding The Company is authorized to issue up to 50,000,000 shares of Common Stock
                       and presently has 1,000,000 shares
                       issued and outstanding. Upon
                       completion of this offering, 1,100,000
                       shares will be issued and outstanding.
                       Exercise of the Warrants, if all or in
                       part would increase the issued and
                       outstanding Common Stock of the
                       Company accordingly.  In addition, the
                       Company has adopted a Stock Option
                       Plan pursuant to which 1,000,000
                       shares of Common Stock may be issued
                       upon the exercise of options which the
                       Board of Directors has the authority
                       to grant to officers, directors and
                       employees. See "1998 Stock Option
                       Plan."

Risk Factors . . . . . The Company is a start-up company with no operating history; accordingly,
                       there can be no assurance that the
                       Company will generate revenues in the
                       future; and there can be no assurance
                       that the Company will operate at a
                       profitable level. An investment in the
                       Company is highly speculative.
                       Investors will suffer substantial
                       dilution in the book value per share
                       of the Common Stock compared to the
                       Purchase Price.  The Company could
                       incur substantial losses during its
                       start up phase. No person should
                       invest in the Company who cannot
                       afford to risk loss of the entire
                       investment.  See "Risk Factors" and
                       "Dilution."

Additional Info. . . . Persons desiring to ask questions
                       regarding the Company should contact
                       the Company at the address set forth
                       herein.

Summary Selected
Financial Data . . . . The Company is a development stage
                       company and has no revenues or
                       earnings from operations.  As of
                       February 28, 1998:

                   Total Assets . . . . . . . . . . . $10,478
                   Total Liabilities. . . . . . . . . . .$486
                   Shareholders Equity. . . . . . . . .$9,992
                   Net Tangible Book Value. . . . . . .$9,992
                   Net Tangible Book Value per share.$.000999

                        RISK FACTORS

   Prospective purchasers of the Common Stock should carefully consider the following risk factors and the other information contained in this Prospectus before making an investment in the Units. Information contained in this Prospectus contains 'forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology or by discussions of strategy. See, e.g., "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of the Company." No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

RISKS INHERENT IN A NEW START-UP COMPANY

           LIMITED OPERATING HISTORY. The Company was only recently incorporated, has no significant assets, no current business operations nor any history of operations and is considered to be a development stage enterprise. There is absolutely no assurance that the Company will be able, upon completion of this offering, to successfully implement its proposed business or that it will ever operate profitably.

           LIMITED CAPITAL/NEED FOR ADDITIONAL CAPITAL. The Company presently has no significant assets or operating capital and is totally dependent upon receipt of the proceeds of this offering to provide the minimum capital necessary to commence its proposed business. Upon completion of the offering, the amount of capital available to the Company will still be extremely limited. The Company has no commitments for additional cash funding beyond the proceeds expected to be received from this offering. In the event that the proceeds from this offering are not sufficient, the Company may need to seek additional financing from commercial lenders or other sources, for which it presently has no commitments or arrangements.

           NO DIVIDENDS. The Company does not currently intend to pay cash dividends on its common stock and does not anticipate paying such dividends at any time in the foreseeable future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business. See
        "Dividend Policy."

           LIMITED LIABILITY OF OFFICERS AND DIRECTORS. The Nevada Revised Statutes provides that the Company shall provide indemnification of officers and directors and certain employees under certain circumstances and payment of expenses outlined in the statute. The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the fullest extent allowable under the statute.

           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           OTHER CONFLICTS OF INTEREST. The Company will be dependent upon the availability of the office and other physical facilities provided by its officers for record keeping and for manufacturing and engineering. The Company presently contemplates entering into a two-year lease agreement. The arrangements under which such facilities were made available to the Company were determined by the officers and were not the result of arms length negotiation. It is also contemplated that the Company my enter into additional non arms length transactions with members of management. Management intends that such transactions be entered into on a fair and reasonable basis to the Company; however, due to the non arms length nature of such transactions, there is no assurance of this. See "Certain Transactions."

RISKS RELATED TO THE NATURE OF THE PROPOSED BUSINESS

           UNCERTAIN MARKET ACCEPTANCE. The Company will initially develop, manufacture and market equipment used for the production of new high density electronic interconnect products used for the interconnecting of electronic components and equipment. These are products that could help make electronics run at higher speeds and become smaller, lighter and more reliable. Management believes that these products when developed, could enhance some electronics and could spur the growth of new electronic products, and hence a market for the products which the Company intends to market. However, no assurance can be given that a market for the products will arise once the product development is complete. The Company has not undertaken any independent market studies to determine the feasibility of the products that the Company intends to market. Even if demand for the products does arise, it is possible that the Company will be unable to immediately capitalize on the opportunity because of the necessary time and resources needed to develop the market.

           RISK OF NEW PRODUCT DEVELOPMENT. The Company may experience difficulties that could delay or prevent the development, introduction and marketing of new products. The Company will be dependent in the near future upon products that will be developed. There can be no assurance that, despite testing by the Company, problems will not be found in the Company's products, or, if problems are discovered, corrected in a timely manner. If the Company is unable to develop on a timely basis new products or enhancements to existing products, or if its products do not achieve market acceptance, the Company's business, operation results and financial condition will be materially adversely affected. See "Business Products."

           RISK OF TECHNOLOGICAL DEVELOPMENT. The Company believes that currently no competitor is working on the development of interconnecting electronic components and equipment that are based on the proprietary approach of the Company's. These methods, when developed, may enhance electronics that would benefit from higher density interconnects and could spur the growth of new electronic products where size & weight are an issue. There can be no guarantee that there is not currently in existence another technology or proprietary approach with superior characteristics and range, nor that such a technology or proprietary approach will not be developed. Accordingly, the Company's success is dependent on its ability to anticipate technological changes in the industry and to continually identify, develop and successfully market new products that satisfy evolving technologies, customer preferences and industry requirements. There can be no assurance that competitors will not market products which have perceived advantages over those of the Company or which render the Company's products obsolete or less marketable. Any imaging workstations, or other workstations, used in the production of high density electronic interconnects that prove superior to Micro Interconnect Technology's could significantly damage the sales of the Company.

		         The patents represent basic concepts whose reduction to practice may be more difficult than anticipated. The
	       patents do not cover all phases of the process of making high density interconnects and although management feels that the phases not covered by the patented technology are less critical in the manufacture of high density inter-connects they may turn out to be more difficult to solve than anticipated.

         		Other risks associated with the technological develop-ment of the Companies products will be associated with existing process limitations, such as, the ability to place solder(the melting of a tin lead alloy) into small places in order to join the components to the interconnects and the ability to keep the characteristics (flatness, smoothness, etc.) of the surface upon which the circut image is placed. These process limitations may restrict the interconnect feature size.


           POTENTIAL PRODUCT DEVELOPMENT DELAYS. The successful development of new products by Micro Interconnect Technology, Inc. is essential to the success of the Company. The Company aims to develop an imaging workstation and other work stations necessary to complete a flexible manufacturing cell which will produce high resolution electronic interconnects over the next two years and expects the development time for the various products to take between 3 and 12 months. If successfully developed the imaging workstation, by itself, may not have the desired marketplace acceptance to bring the Company to profitability since it will solve only one aspect of the problems of making high density interconnects. There can be no guarantees that Micro Interconnect Technology, Inc. will be able to develop any new products during this time frame. The process of developing a workstation, involves designing, manufacturing and finally testing the product. The nature of the development process means that there is a risk, that even if the products are successfully developed, the process could take significantly longer than expected. Delays in the development of new products would delay the improvement in sales that the Company requires in order to attain profitability. Additionally, failure on the part of Micro Interconnect Technology, Inc. to develop the intended products quickly could lead to another technology gaining market acceptance before the Micro Interconnect Technology products; therefore, reducing the market share available to the Company, and increasing the difficulty of selling the products.

           DEPENDENCE ON PATENT PROTECTION. The Company currently plans to develop an imaging work station and eventually other work stations which will be used in a flexible manufacturing cell for the development and production of high density electronic interconnects. The technology for developing the new equipment for the production of the new high density electronic interconnects and new electronic interconnects will be protected by certain patents exclusively licensed by the Company. The Company intends to enforce its licensed patents aggressively, however, there can be no assurance that such protection will be available in any particular instance or that the Company will have the financial resources necessary to adequately enforce its rights. The unavailability of such protection or the inability to enforce adequately such rights could materially adversely affect the Company's business and operating results. The Company operates in a competitive environment in which it would not be unlikely for a third party to claim that certain of the Company's future products may infringe the patents or rights of such third parties. If any such infringements exit or arise in the future, the Company may be exposed to liability for damages and may be required to obtain licenses relating to technology incorporated into the Company's products. Micro Interconnect Technology, Inc. will continue to seek patents for all the products that it develops; however, there can be no guarantee that future products will be patent protected, nor that a competitor may not find a means of circumventing any patents that are awarded. The Company's inability to obtain such licenses on acceptable terms or the occurrence of related litigation could materially adversely affect the Company's operation. See "Business - Patent Licensing and Marketing Agreements."

           DEPENDENCE ON KEY PERSONNEL. The Company is dependent upon the management of N. Edward Berg, its President and Chief Executive Officer. Although the Company intends to retain other experienced and qualified managers, the loss of the services of Mr. N. Edward Berg, whether as a result of death, disability or other wise, could have a material adverse effect on the Company's operations.

           The Company does not have the resources to obtain key-man insurance on the lives of its key officers and employees.

           COMPETITION. The Company plans to market new equipment to produce new improved high density electronic interconnects and eventually produce and sell the new high density interconnects themselves. These products are being developed and produced using the patented proprietary technology that the Company has exclusively licensed. The market for the Company's products when developed is intensely competitive, quickly evolving and subject to rapid technological change. Competitors may develop superior products or products of similar quality for sale at lower prices. Moreover, there can be no assurance that the Company's products will not be rendered obsolete by changing technology or new industry standards. The Company expects competition to persist and increase in the future. The Company's current and potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company. This intense level of competition could materially adversely affect the Company's future business, operating results and financial condition.

           Competitive factors in the industry include product pricing, capabilities, reliability, speed and cost. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition. Many of the Company's competitors have the financial resources necessary to enable them to withstand substantial price and product competition, which are expected to increase, and to implement extensive advertising and promotional programs, both generally and in response to efforts by other competitors to enter into existing markets or introduce new products. The industry is also characterized by frequent introductions of new products. The Company's ability to compete successfully will be largely dependent on its ability to anticipate and respond to various competitive factors affecting the industry, including new products which may be introduced, changes in customer preferences, demographic trends, pricing strategies by competitors and consolidation in the industry where smaller companies with leading edge technologies may be acquired by larger multinational companies. This, together with the limited capital available to the Company which will limit its marketing effort, creates a significant competitive disadvantage. If the Company is not able to compete successfully, regardless of the development of its products and the success of this offering, it will not succeed. See "Business - Competition."

RISKS RELATED TO THE OFFERING

           BEST EFFORTS OFFERING/NO FIRM COMMITMENT. The Units are offered by the Company on a "best efforts, all or none basis"; there is no underwriter and no firm commitment from anyone to purchase all or any of the Units offered.
        No assurance can be given that all of the Units will be sold. However, escrow provisions have been made to insure that if subscriptions for all the Units are not received within the offering period, plus any extensions, all funds received will be promptly refunded to subscribers without interest thereon or deductions therefrom. During the offering period, which could last up to 270 days, subscribers will receive no interest on their funds nor have any use or right to return of the funds.

           LACK OF UNDERWRITER PARTICIPATION. Because the Company has not engaged the services of the Underwriter with respect to this offering, the independent due diligence review of the Company, its affairs and financial condition, which would ordinarily be performed by an underwriter and its legal counsel, has not been performed with respect to the Company and investors will not have the benefit of an underwriter's independent due diligence review. Furthermore, lack of underwriter or broker-dealer participation in the offering is likely to increase the risk that no market for the Company's securities will develop upon completion of the offering.

           UNCERTAIN SUFFICIENCY OF FUNDS. The Company believes that the net proceeds to the Company from the sale of the Units offered hereby (assuming that all Units offered hereby are sold) will provide the Company with sufficient capital to fund continuing operation, development and expansion of the Company's business. Many factors may, however, affect the Company's cash needs, including the Company's possible failure to generate sufficient revenues from the sale of its products (see "Use of Proceeds").

           BENEFITS TO PRESENT STOCKHOLDERS/DISPROPORTIONAL RISKS. The 1,000,000 presently outstanding Shares of the Company's common stock was purchased by the founder of the Company for $10,000.00. If the founder does not purchase any of the securities offered hereby, such persons will still own immediately after completion of the offering 90% of the then outstanding common stock, and investors in this offering will own the other 10%, for which they will have paid $200,000 cash. Thus, investors in this offering will contribute to capital of the Company a disproportionately greater percentage than the ownership they receive. Present stockholders will benefit from a disproportionately greater share of the Company if successful, while investors in this offering risk a disproportionally greater loss of cash invested if the Company is not successful. See "Comparative Data."

           BROAD DISCRETION AS TO USE OF PROCEEDS.   The Company's
        Management shall have wide discretion as to the exact allocation and priority and timing of the allocation of funds raised from this offering. The allocation of the Proceeds of the Offering may vary significantly depending upon numerous factors, including the success that the Company has developing and marketing its products. Accordingly, management will have broad discretion with respect to the expenditure of the net proceeds of this offering. Investors purchasing the Units offered hereby; will be intrusting their funds to the Company's management, upon whose judgement the Subscribers must depend. See "Use of Proceeds."

           DILUTION. Persons purchasing Units in the offering will suffer an immediate and substantial dilution to the net tangible asset value of their shares below the public offering price. As of February 28, 1998, the Company had a net tangible asset value of approximately $.01 per share. Assuming that all Units offered hereby are sold, the Company will have a net tangible asset value of approximately $.187 per share, or a decrease from the $2.00 purchase price of 90.6%. Dilution may also occur if the Company issues additional shares at a price lower than the offering price stated herein. A substantial portion of the 50,000,000 authorized shares of common stock of the Company will remain unissued if all shares offered hereby are sold. The Board of Directors has, however, the power to issue such shares without shareholder approval. Following the Offering, any additional issuances of shares by the Company from its authorized but unissued shares would have the effect of further diluting the book value of shares and the percentage ownership interest of investors in this offering. See "Dilution."

           CONTINUATION OF MANAGEMENT CONTROL. The Company's present officers, directors and principal shareholders own a majority of the Company's outstanding stock and they may, subject to certain restrictions, purchase Units in the Offering. However, even if the officers, directors and principal shareholders do not purchase any of the securities offered hereby, such persons , upon the completion of this offering, will own approximately 91% of the total outstanding securities and will have working control of the Company. Investors in this offering will have no ability to remove, control or direct such management. See "Principal Shareholders."

           STOCK OPTION PLAN. The Board of Directors has adopted and present shareholders have approved a Stock Option Plan pursuant to which 1,000,000 shares of the Company's Common Stock are reserved for issuance upon exercise of options which may be granted under the plan to officers, directors and employees of the Company, subject to the terms and conditions of the plan. Holders of such options will be given the opportunity, during the exercise period of such options, to benefit from any rises in the market price of the Company's Common Stock, and can be expected to exercise such options at a time when the Company would be able to sell its securities at a higher price. Exercise of such options may result in further substantial dilution to investors in this offering in the net tangible book value per share of their Common Stock as well as a substantial reduction in their proportionate ownership in the Company. See "1998 Stock Option Plan."

           ARBITRARY DETERMINATION OF OFFERING PRICE. The public offering price of the Units offered hereby was arbitrarily determined by management of the Company and was set at a level substantially in excess of the price recently paid by such management for shares of common stock of the Company. The price bears no relationship to the Company's assets, book value, net worth or other economic or recognized criteria of value. In no event should the public offering price be regarded as an indicator of any future market price of the Company's securities.


           NO ASSURANCE OF A LIQUID PUBLIC MARKET FOR SECURITIES. There has been no public market for the Units or Warrants prior to the offering made hereby. The Units and Warrants will not be listed on an exchange or quoted on the NASDAQ system upon completion of this offering and there can be no assurance any market will develop for the securities or that if a market does develop, that it will continue. There can also be no assurance as to the depth or liquidity of any markets for the Units or Warrants or the prices at which holders may be able to sell the securities. As a result, an investment in the Units may be totally illiquid and investors may not be able to liquidate their investment readily or at all when they need or desire to sell.

           VOLATILITY OF STOCK PRICES. In the event a public market does develop for the Units or Warrants, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of the Company and other factors such as investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, developments with regard to the Company's activities, future financial condition, and management.

           SHARES ELIGIBLE FOR FUTURE SALE. All of the shares of common stock presently outstanding are restricted securities which are not presently, but may in the future be sold, pursuant to Rule 144, into any public market that may develop for the common stock. Future sales by current shareholders could depress the market prices of the common stock in any such market. See "Description of Securities - Common Stock."

           POTENTIAL ISSUANCE OF ADDITIONAL COMMON STOCK. The Company is authorized to issue up to 50,000,000 shares of common stock, of which only 1,100,000 shares will be issued and outstanding upon completion of this offering, but excluding up to 300,000 shares that may, in the future, be issued pursuant to outstanding warrant holders. To the extent of such authorization, the Board of Directors of the Company will have the ability, without seeking shareholder approval, to issue additional shares of common stock in the future for such consideration as the Board of Directors may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock offered hereby. See "Description of Securities - Common Stock."

           ISSUANCE OF PREFERRED STOCK. The Company is authorized to issue up to 10,000,000 shares of preferred stock, $.001 par value per share, none of which is currently issued or outstanding. Although the Company's Board of Directors has no present intention to do so, it has the authority, without action by the Company's shareholders, to issue the authorized and unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of the series. Preferred stock may, if and when issued, have rights superior to those of the common stock offered hereby. See "Description of Securities - Preferred Stock."

           CUMULATIVE VOTING AND PRE-EMPTIVE RIGHTS. There are no pre-emptive rights in connection with the Company's common stock. Cumulative voting in the election of directors is not permitted. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of the Company's Board of Directors. Even if all the Units are sold the current shareholders will own a majority interest in the Company. Accordingly, the present shareholders will continue to elect all of the Company's directors and generally control the affairs of the Company. See "Description of Securities - Common Stock."

           APPLICABILITY OF LOW PRICED STOCK RISK DISCLOSURE REQUIREMENTS. The securities of the Company will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. The likely effect of these restrictions, will be a decrease in the willingness of broker-dealers to make a market in these securities, decreased liquidity of these securities and increased transaction costs for sales and purchases of these securities as compared to other securities.

           EXERCISE OF WARRANTS. As a result of the short exercise period, high exercise price of the warrants and the right of the Company to redeem the Warrants, the Warrants may become worthless. In the event the then current trading price of the Common Stock is not at least equal to the exercise price of $2.50 for the Warrants, it is unlikely that the Warrants would have any value, with the result that it is unlikely the additional proceeds will be received by the Company from exercise of Warrants. See "Description of Securities - Warrants."

           NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES OF COMMON STOCK UNDERLYING THE WARRANTS. The Warrants are not convertible or exercisable unless, at the time of exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants and such shares of Common Stock have been registered, qualified or deemed to be exempt under the securities laws of the states of residence of the holders of such Warrants. There can be no assurance that the Company will have or maintain a current prospectus or that the securities will be qualified or registered under any state laws. See "Description of Securities - Warrants."

           REDEMPTION OF WARRANTS. The Warrants may be redeemed by the Company under certain circumstances upon 30 days' written notice to the Warrantholders at $.01 per Warrant. In such event, the Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. Any Warrants not exercised by that time will cease to be exercisable, and the holders will be entitled only to the redemption price, which is likely to be substantially less than the market value of the Warrants. Accordingly, such redemption could force the Warrantholders to exercise the Warrants and pay the exercise price at a time when it might be disadvantageous for them to do so or sell the Warrants at the then market price when they might otherwise prefer to hold the Warrants. See "Description of Securities - Warrants."

                          DILUTION

     Dilution is the difference between the offering price of $2.00 per Unit for the common stock offered herein (ascribing no value to the Warrants included in the Units), and the net tangible book value per share of common stock immediately after its purchase. The Company's net tangible book value per share of common stock is calculated by subtracting the Company's total liabilities from its total assets less intangible assets, and then dividing by the number of shares then outstanding. The net tangible book value of the Company based on the February 28, 1998 audited financial statements was $10,478.00, or approximately $.01 per share of common stock. Assuming no changes in net tangible book value subsequent to February 28, 1998, other than those resulting from the sale of all the Units offered hereby, the post offering pro forma net tangible book value of the Company would be $186,978.00, or approximately $.187 per share, representing an immediate increase in net tangible book value of $.177 per share to existing stockholders and an immediate dilution of $1.813 per share (or 90.6%) to new investors. The following table illustrates the foregoing information with respect to dilution of new investors on a per share basis.


Offering price per Unit                                   $2.00
   Net book value per share prior to offering        $.01
   Increase attributable to purchase of Units by new
   investors                                         $.177
Post offering pro forma net book value per share           $.187
Dilution to investors in this offering                    $1.813

                      COMPARATIVE DATA

   The following chart illustrates the pro forma proportionate ownership in the Company, upon completion of the offering, of present stockholders and of investors in this offering, compared to the relative amounts paid and contributed to capital of the Company by present stockholders and by investors in this offering, assuming no changes in net tangible book value other than those resulting from the offering.

                       Shares            Cash            Price/
                       Owned   Percent   Paid   Percent  Share
Present Shareholders 1,000,000   90%    $10,000    5%     $.01
New Investors          100,000   10%   $200,000   95%    $2.00

   The following discussion and table does not include shares issuable upon exercise of the Warrants. See "Dilution."

                        USE OF PROCEEDS

   The net proceeds to the Company from the sale of Units offered hereby at an offering price of $2.00 per Unit are estimated to be $176,500 after deducting estimated offering expenses of $23,500 for legal, accounting and printing in connection with the offering. The Company does not expect to pay sales commissions or other compensation in connection with the offering inasmuch as the Units will be offered and sold by the Company through its officers without underwriting discounts, sales commissions or other forms of remuneration. The net proceeds will be used principally to provide management salaries (see "Executive Compensation") and working capital during the initial commencement of operations as follows:

                                                   Percent
                                                     of
   Purpose                              Amount   Net Proceeds

   Salaries. . . . . . . . . . . . . .$148,000      83.85%

   Research & Development expense. . . $18,000      10.20%

   Office expense. . . . . . . . . . . .$8,500       4.82%

   Travel expense. . . . . . . . . . . .$2,000       1.13%

   Total . . . . . . . . . . . . . . .$176,500     100.00%

   The foregoing represents management's best current estimate of the allocation to be made of the proceeds of this offering and is subject to change based on changing circumstances and differing needs of the Company as they may, in management's judgement, exist in the future.

   The Company believes that the net proceeds to the Company from the sale of the Units offered hereby (assuming that all Units offered hereby are sold) will provide the Company sufficient capital to fund initial operation, development and expansion of the Company's business. Many factors may, however, affect the Company's cash needs, including the Company's possible failure to generate sufficient revenues from the sale of its products. The Company may not have sufficient capital for its funding requirements and may be unable to find suitable financing on terms acceptable to the Company to finance growth or profitable operations of the Company. This event would significantly increase the risk to those persons who invest in this offering.

   The Company anticipates being able to use proceeds as soon as they become available, but any portion not required for immediate expenditure may be deposited in interest-bearing accounts or invested in short-term government notes, treasury bills, or similar obligations of financial institutions.

   Any proceeds received by the Company upon exercise of the Warrants, and any funds not applied to research and development expense will be added to working capital.

               MANAGEMENT'S PLAN OF OPERATIONS

   The following discussion and analysis should be read in conjunction with Company's consolidated financial statements and the notes associated with them contained elsewhere in this prospectus.

   The Company was only recently incorporated on February 11, 1998. The Company has not commenced planned principal business operations and is considered a development stage company. The Company has no significant assets (See Financial Statements), no active business operations nor any results therefrom. To date, activities have been limited to organizational matters, research and due diligence for the corporate business plan and the preparation and filing of the registration statement of which this prospectus is a part.

   The Company's purpose is to engage in the business of developing and manufacturing technology to make high density electronic component interconnections which are utilized in the growing trend to make electronics run at higher speeds, be smaller and lighter and more reliable. Development of these products will use the proprietary technology that has been developed and patented by the Company's President and is exclusively licensed to the Company. Upon completion of the imaging workstation the Company intends to develop a complete flexible manufacturing cell (factory) for producing the improved electronic interconnects which the Company intends to sell to the manufactures of electronic components and devices.

   Management's plan of operation for the next twelve months is first to raise funds from this offering. If the offering is successful, the Company will use the proceeds to develop a workstation built on the patented proprietary technology (insitu masks), that is exclusively licensed by the Company, to produce high density masks for the development of electronic circuit images. Masks made with this equipment will have high resolution, accurate alignment, and can be computer compensated for manufacturing defects. The imaging workstation will initially be set up as a service center to provide imaged circuit substrates for a cluster of customers such as Printed Circuit Board ("PCB") or Multi-Chip Module ("MCM") manufacturers. The Company expects to complete the development of the imaging workstation by the second quarter of 1999.

   The imaging workstation will be the first workstation to be developed by the Company. Other workstations, using the four licensed patents are planned for development by the Company. These other workstations will ultimately be used in a flexible manufacturing cell (factory) which the Company intends to develop in order to produce electronic interconnects for sale to the manufactures of electronic components and devices.

   A direct sales force will be developed to market the Company's products as required by Company growth. The domestic markets will be pursued until appropriate opportunities for foreign sales arise. The Company will both sell and lease its equipment. The Company will also consider using the equipment for commercial contracting services to customers.

   Inasmuch as there is no assurances that the Offering will be successful or that the Company will receive any net proceeds therefrom, the Company has not presently entered into any contracts or commitments for leasing of offices, factory space, purchasing of materials and equipment and delivery of products and services to customers. 'Therefore, there is no assurance the Company will be able, with the proceeds of this offering, to lease sufficient office space and factory space, acquire materials and equipment, develop a potential customer base to commence operations. There is also no assurances that the Company will be able to successful develop or produce the workstations, electronic interconnects or any other equipment that will enable the Company to generate enough business to operate profitably.

                   DESCRIPTION OF BUSINESS

HISTORY OF COMPANY

   Micro Interconnect Technology, Inc. (the "Company") was recently incorporated under the laws of the State of Nevada on February 11, 1998. The Company has not commenced business operations and is considered a development stage company. To date, activities have been limited to organizational matters and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of the Company, the officer and founder of the Company contributed $10,000 cash to initially capitalize the Company in exchange for 1,000,000 shares of Common Stock.
The Company has no significant assets, and is totally dependent upon the successful completion of this offering and receipt of proceeds therefrom, of which there is no assurance, for the ability to commence its proposed business operations.

PROPOSED BUSINESS OF THE COMPANY

   The proposed business and purpose of the Company's formation is to engage in the business of developing and manufacturing equipment designed from proprietary patents exclusively licensed to the Company to make high density electronic component interconnections which are utilized in the growing trend to make electronics run at higher speeds, be smaller and lighter and more reliable. In addition to developing and manufacturing such equipment to make high density electronic component interconnections the Company intends to develop a complete flexible manufacturing cell (factory) for producing the improved electronic interconnects itself which the Company intends to sell to the manufactures and suppliers of electronic components and devices.

THE INDUSTRY

   The growing trend to make electronics smaller and to pack more functions into smaller spaces is evidenced by the growth of the laptop and palmtop computer industries. If the laptop computers were priced comparable to desktop computers many people would buy a laptop computer. Palm-tops would be more popular if they were as capable as the laptops. All three use the same basic computer chips and the cost is higher for a smaller size product because packaging electronics in small spaces increases costs. One packaging cost is the cost of smaller (high density) interconnections for the electronic components. The present methods, in which the chips are interconnected, plays a role in limiting the capabilities of the smaller type (laptop and palmtop) computers and making them more costly. The present limitation on interconnection density is a impediment in this trend to make things smaller, faster and more reliable. Some electronics manufactures have invested heavily, without a great deal of success, in high-density interconnection technology in an attempt to give their products a market advantage.

   A common method used for low-density interconnections is the printed circuit (wiring) board ("PCB") due to its low cost. The interconnect density provided by PCB's is stagnant. Interconnect density internal to semiconductor chips has improved by a factor of 8 in the past 10 years.
The chips are now so far ahead of the PCB's in interconnection density that the cost and performance of electronic devices is now more dependent upon the limiting density of the packaging and the PCB interconnects. Multi-layer PCB's in the 1970's and surface mount in the 1980's were the last major improvements. In the past five years, improvements have been slight. PCB's as the favored interconnection technology for high density interconnect seems to be at a dead end. Attempts to increase interconnection density are currently taking directions that bypass the PCB. In the attempt to fulfill the growing need for high density chip to chip interconnects a whole new industry has come into being. It is called the Multi-Chip Module ("MCM") which has grown in to a large industry in spite of high costs. Some MCM use expensive silicon back-planes upon which the chip to chip interconnect wires are deposited.

   Another approach to overcome the limitations of interconnect density problem is to make chips which perform more functions. This is called"Upscale" integration. Upscale integration in the mixed signal environment is difficult since the digital signal chips and the analog signal chips use different masking techniques. The Company's approach for interconnections is chip mask independent. Upscale integration will be most effective in the non mixed signal environment.

   The Company's initial strategy will be to develop imaging workstations to automatically make insitu masks. These imaging workstations will be sold or leased to PCB and MCM manufactures to allow them to make the imaging phase of interconnect manufacture, faster, more accurate, more dense and less error prone. Imaging defects are a contributor to the high scrap rate encountered in the targeted industries. These work stations should allow these manufactures to increase the density of the interconnects they manufacture.

THE BASE PRODUCT

   Imaging Workstation

      The imaging workstations will produce high resolution insitu masks which form the image of the desired electronic circuitry on a resist coated substrate. Its intended use will be in the PCB and MCM industries.

      It is intended to function automatically and eliminate the problems inherent in the current manual methods. In addition, to producing higher resolution than current methods it will very accurately position the image and provide high accuracy alignment for layers of circuitry. The Company intends to develop a workstation that will be faster then present manual methods and in addition, provide the ability to correct the image for subsequent process distortions.

      In the production of prototypes it will be able to produce prototypes for the same costs as production run items. The use of a separate photo tool required for each different prototype adds significant cost to prototype production. The imaging work station will make the desired circuit image mask directly on the resist coated surface where the circuit will be made. Classical masking methods utilize a plastic film upon which the circuit image has been placed by exposure in a device called a photo-plotter. After the film is developed and dried, the film is called a photo-tool. The photo-tool is then placed upon the resist coated circuit surface and drawn onto this surface by a "leaky gasket" time consuming evacuation of the air to obtain a close "fit" of the image to the circuit surface. Photo-tools are used repeatedly for circuits that are the same. Photo-tools have inherent instabilities due to humidity and temperature sensitivities of the plastic based film. Imaging positioning is done by registration pins that align (register) the film with the circuit substrate. Repeated reinsertion of the photo-tool onto close fitting alignment pins wears the photo-tool. New photo-tools are required when they wear and alignment cannot be achieved. The combined effects of mechanical registration and photo-tool instabilities are most defeating when the desired images have feature sizes comparable to the resolution of the film itself.

      Photo-plotters are use to make the photo-tools. These photo-plotters cannot currently produce photo-tools that have the resolution required to produce the small features to contemplated herein. The Company hopes to sell the imaging workstation for prices that are comparable to photo-plotters which currently only produce phototools.

      The imaging workstation, upon completion, will automatically, apply the resist and place the circuit image mask directly on the resist coated circuit substrate with no intermediary photo-tool. Circuit substrate panels will enter the workstation and exit with fully developed circuit images.

      All chemistry for the operation of the imaging workstation will be supplied by the Company in such a fashion that the user will be left with no hazardous waste materials. The materials containing chemicals will be transported to the nearest film silver re-claimer to have the silver reclaimed.

      A typical imaging workstation developed, with the Company's licensed patents, for producing insitu photographic masks will consists of the Company's imaging system, software, high-end computers with large informational storage devices and related material handling hardware and photographic chemistry ability.

      The electronic portion of the workstation will be manufactured from existing electronic components purchased by the Company. The Company does not anticipate the need for the development of any new electronic components.

       There are no guarantees that the Company will even be able to fully develop the imaging work station to the above described standards.

DEVELOPMENT OPPORTUNITIES

        Workstations

           When development and production of the imaging workstations is complete, the Company will undertake to develop other workstations necessary to fully complete a flexible manufacturing cell (factory) which will produce high resolution electronic interconnects. The most important of these workstations are the hole drilling and the plating workstations. These workstations will be developed using the patents the Company has an exclusive licensing agreement for. There are no guarantees that the Company will even be able to fully develop any of the above mentioned workstations.

        Interconnects

           The Company intends, upon development of the imaging workstation and other workstations for interconnect manufacture, to use all of these and additional workstations to create a flexible manufacturing cell (factory) to produce and thereby be in the business of marketing electronic interconnects for wholesale. The Company feels its interconnect technology may be scaleable, which means in the industry, that the density of the interconnects may be improved on over time.

MANUFACTURING

   The Company's manufacturing activities consist of the assembly of components comprising its system, the fabrication of sheet metal and mechanical parts and the computer assisted testing of the completed system. The subassembly of proprietary printed circuit boards and other electronic parts will be performed by the Company. The Company will need photographic materials skills. The needed film technology can be supplied by companies like Polaroid, Kodak, Agfa, Fuji, Rockland, and many consultants in photographic film technology. The Company is currently negotiating with Polaroid on an agreement to assist the Company and the Company anticipates that it will be able to obtain the needed "photographic technology."

COMPETITION

   As an equipment supplier to the PCB and MCM industries, the Company's initial imaging workstation will compete in a market that is intensely competitive, quickly evolving and subject to rapid technological change. Competitors may develop superior products or products of similar quality for sale at lower prices. Moreover, there can be no assurance that the Company's products will not be rendered obsolete by changing technology or new industry standards. The Company expects competition to persist and increase in the future. The Company's current and potential competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company.

   Competitive factors in the industry include product pricing, capabilities, reliability, speed and cost. There can be no assurance that the Company will be able to compete successfully against current or future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition. Many of the Company's competitors have the financial resources necessary to enable them to withstand substantial price and product competition, which are expected to increase, and to implement extensive advertising and promotional programs, both generally and in response to efforts by other competitors to enter into existing markets or introduce new products. The industry is also characterized by frequent introductions of new products. The Company's ability to compete successfully will be largely dependent on its ability to anticipate and respond to various competitive factors affecting the industry, including new products which may be introduced, changes in customer preferences, demographic trends, pricing strategies by competitors and consolidation in the industry where smaller companies with leading edge technologies may be acquired by larger multinational companies.

   Management feels that if eventually the manufacturing cell is developed it will open up additional markets where the Company will compete in the less competitive industry of electronic interconnect markets occupied by the PCB and MCM manufacturers. Competition will based on many factors including price and the quality of products and service. The Company's competitors will have greater financial, marketing and manufacturing resources.

   This, together with the limited capital available to the Company which will limit its marketing effort, creates a significant competitive disadvantage. If the Company is not able to compete successfully, regardless of the development of its products and the success of this offering, it will not succeed.

EMPLOYEES

   The Company will, upon successful completion of this Offering, hire 2 full time employees and others will be hired on as need basis. It is intended that initially all employees will be hired through an employee company, who will assign them to work for the Company.

FACILITIES

   The Company presently has no office facilities but will use the home office of N. Edward Berg, its President, in Bedford, New Hampshire on a rent free basis until the completion of this offering, at which time the Company will enter into an agreement for leasing approximately 1300 square feet of executive and manufacturing space for $800 per month for a one year period. The Company, at its option, may lease the space for an additional year under the same terms and conditions. The monthly rent will also include utilities and heat. The office space is located at the end of Tirrell Hill Road in Goffstown, N.H. with a mailing address of 72 Tirrell Hill Road, Bedford, NH 03110. The current address of the Company is 70 Horizon Drive, Bedford, NH 03110.

PATENT LICENSING & MARKETING AGREEMENTS

   The Company has an exclusive licensing Agreement for four
US patents; 5,281,325 dated January 25, 1994 for Uniform Electroplating of Printed Circuit Boards; 5,377,404 dated January 3, 1995 for Method for Fabricating a Multi-Layer
Printed Circuit Board; 5,384230 dated January 15, 1995 for Process for Fabricating Printed Circuit Boards and; 5,653,893 dated August 5, 1997 for Method of Forming Through-Holes in Printed Wiring Board Substrates. These four patents belong to The President of the Company, N. Edward Berg. The license agreement states that the Company will be required to actively pursue the technology and pay an annual fee of 1% or the gross sales of the Company as a royalty. The exclusive provisions of the Company's license with Mr. Berg non-exclusive on March 31,2007. The Company may in the future agree to with Mr. Berg to further amend the Technology License, although there are no such agreements currently. These US patents provide no foreign protection.

   There can be no assurance that any of the Company's future patent applications will be granted, that any current or future patent or patent application will provide significant protection for the Company's products or technology, be of commercial benefit to the Company, or that the validity of such patents or patent applications will not be challenged. Moreover, there can be no assurances that foreign patent, trade secret or copyright laws will protect the Company's technologies or that the Company will not be vulnerable to competitors who attempt to copy or use the Company's products or processes.

THE MARKET

   The Company will look to establish itself over time in two markets. The first Market will be as an equipment supplier to companies in the PCB and MCM industries. The second market will be as a manufacturer selling high density electronic interconnects to electronic component and device manufacturers and suppliers.

MARKETING

   The Company's initial marketing plan will consist of a direct sales force for the sale of the workstations and other products developed or offered to the Company's Customers.
The sales force will grow as required by the Company's growth and only the domestic markets will be pursued until the appropriate opportunities for foreign sales arise.

          Marketing Strategy

             The Company will both sell and lease its equipment.
          The Company will also consider using the equipment for commercial contracting services to customers.

          Sales Strategy

             The Company will seek out the difficult electronic interconnect problems facing the industry and generate a presence in those arenas and develop a posture of being the supplier of advanced technology. It will try to enhance this posture by engaging independent writers to generate industry articles on technology showing the Micro Interconnect Technology position. The Company will participate in industry conferences where technical sessions are held, initially as attendee, then as presenters. Simultaneous with the posturing effort, the Company will begin a selected selling effort. Customers will be selected by finding those who have the greatest incentive to reduce product size or pack in additional capabilities. Direct approach will be made to these potential customers by phone and visitation. Follow-up on the companies who have already expressed interest will be the first priority in the sales efforts. Emphasis in all selling presentations will focus on the economic benefits and market advantages gained by utilizing the advanced technology. Reference customers will be cultivated to help sell others and be rewarded by having priority in obtaining new improvements as the technology moves forward. Specific examples, of how the technology can apply to the customer needs, will be an integral part of each sales presentation. The Company intends to develop a world wide web presence in the form of a forum for advanced technology. A home page that has minimal graphics and maximal information will be established and continually updated, to keep inquirers interested.
          Caution will be exercised to provide appropriate information useful for consumers and of little value to the Company's competitors.

PRODUCT DEVELOPMENT

   The Company has not developed any equipment or products to this point and the successful development of new products by the Company is essential to the success of the Company. The Company aims to develop an imaging workstation and other work stations necessary to both market to it customers and use to complete a flexible manufacturing cell which will produce high resolution electronic interconnects. The Company hopes to accomplish this over the next two years and expects the development time for the various products to take between 3 and 12 months. The Company may experience difficulties that could delay or prevent the development, introduction and marketing of these new products. The Company will be substantially dependent in the near future upon these products to be developed. There can be no assurance that, despite testing by the Company, problems will not be found in the Company's products, or, if problems are discovered, corrected in a timely manner.

   The nature of the development process means that there is a risk, that even if the products are successfully developed, the process could take significantly longer than expected. Delays in the development of new products would delay the improvement in sales that the Company requires in order to attain profitability. Additionally, failure on the part of the Company. to develop the intended products quickly could lead to another technology gaining market acceptance before the Company's products; therefore, reducing the market share available to the Company, and increasing the difficulty of selling the products.

                   MANAGEMENT AND AFFILIATES

EXECUTIVE DIRECTORS AND OFFICERS

   The names, addresses, ages and respective positions of the current Directors and Officers of the Company are as follows:

Name                        Age              Position

N. Edward Berg              64    President and a Director
70 Horizon Drive
Bedford, NH 03110

David B. Ostler             40    Secretary/Treasurer and a
210 Pleasant Street               Director
Concord, NH 03301

James R. Boyack             63    Director
298 Bishops Forest Dr.
Waltham, MA 02154

Woodie Flowers              53    Director
214 Boston Post Road
Weston, MA 02193

Peter Roth                  62    Director
34B Charles River Rd.
Waltham, MA 02154

     Each director is elected for a period of one year and serves until his successor is elected by Company's shareholders.

BIOGRAPHIES

   N. EDWARD BERG, age 64, will serve as the President, Secretary/Treasurer and as a Director of the Company. As such, his duties will include primary responsibility for overall management of the Company, its new product development and testing, supervision of employees and marketing of the Company's products as developed. Mr. Berg is the inventor of of 7 US Patents on electronic technology and has been the founder of 3 high technology based electronics companies. He founded Bedford Computer, which developed, manufactured and marketed pre-press type and image systems utilizing early proprietary workstations. Established German, Swedish and Japanese sales subsidiaries for the company. Bedford Computer completed a successful IPO with the firm Prescott, Ball and Turben and grew annual sales to $16 million. Mr. Berg founded and developed Hendrix Electronics, a division of Hendrix Wire and Cable. The company built computer workstations and host computer systems. One major client was Associated Press. Mr. Berg was involved in a buy-out of the company from Hendrix Wire & Cable with Connecticut General, Wells Fargo, Old Colony Trust, Bank of Boston, Industrial National Bank and others. Mr Berg was also the founder of Contronics, a company that designed and built custom automated test equipment. Clients included companies in the semi-conductor and printed wiring board industries. Contronics had annual sales of $3.2 million and was a pioneer in the automatic testing of electronic compnents. Mr. Berg graduated from M.I.T with a degree in Electrical Engineering and an Option in Industrial Management from the Sloan School of Management. Mr. Berg is the holder of numerous national awards, has written 3 books published by the Graphic Arts Technical Foundation (Pittsburgh, PA) and has served on the Advisory Board of the State of New Hampshire Small Business Development Center.

   DAVID B. OSTLER, age 40, is the Secretary/Treasurer and will serve as a Director of the Company. Mr. Ostler is currently employed as Director of Managed Cares Systems for the Hitchcock Clinic. He has worked as a consultant in health care information and analysis. Mr. Ostler has been involved with two other successful start-up companies, Codman Research Group, 1985-1993, where he served as a Board member, CEO, CFO and COO. and with a company called Executive Perspectives,1983-1985, as a Co-Founder and software technician. Executive Perspectives provided executive education through seminars and computer simulations-based on executive MBA software solutions.

   Mr. Ostler received a MBA from Dartmouth College in 1983 and received a BS in Quantative Techniques and Analysis from the University of Utah in 1981.

   DR. JAMES R. BOYACK, age 63, is a Director and part-time consultant of the Company. Dr. Boyack is presently retiring from the Polaroid Corporation where he has spent 28 years on the physical chemistry of instant photographic systems and digital image processing. Previous to his employment with Polaroid he was a senior research scientist for 8 years with the General Electric Company. Dr. Boyack has a BS degree in Chemistry and a PHD Degree in Physical Chemistry from the University of Utah.

   PROFESSOR WOODIE FLOWERS age 53, is a Director and part time consultant of the Company. Professor Flowers is currently at Massachusetts Institute of Technology ("M.I.T.") as the Pappalardo Professor serving as a professor of mechanical engineering and as a Director of the New Products Program. Professor Flowers attended Louisiana Polytechnic University and M.I.T.. He received his bachelor of Science in 1966, his Master of Science in 1968, his degree in Mechanical Engineering in 1970 and his Doctor of Philosophy in 1972. Since 1966 Professor Flowers has been employed or associated with M.I.T. as a research assistant, instructor, associate professor, professor and director. He is a has received numerous awards and achieved such major accomplishments as, writing approximately 100 publications, giving approximately 200 invited lectures, having 12 domestic and foreign patents and supervising over 170 student theses. Professor Flowers also is a member of the National Academy of Engineering and numerous other associations and societies . He is the overseer of Museum of Fine Arts, Boston and a National Advisor for U.S. FIRST (Foundation for Inspiration and Recognition of Science and Technology).

   Peter Roth, age 62, is a Director and part time consultant of the Company. Mr. Roth is currently working for Polaroid as a Research Fellow. Mr. Roth has a BS Degree from C.C.N.Y. in Chemical Engineering, he also has received a Masters Degree in Physical Chemistry and a Masters Degree in Solid-State Physics from Northeastern University.

KEY EMPLOYEES

     The following sets forth certain biographical information relating to possibly future key employees of the Company.

   William Freeman, age 48 is a could become a key employee of the Company. Mr. Freeman upon successful completion of this Offering would hopefully be hired as the Chief Software and Hardware Engineer.Currently employed with Digital Equipment, Mr. Freeman has previously worked with N. Edward Berg on this and other projects. Mr. Freeman is a graduate engineer from MIT. His experience includes both hardware and software engineering.

EXECUTIVE COMPENSATION

The Company was only recently incorporated, has not yet commenced planned operations and has not paid any compensation to any person associated with the Company and the Company presently has no formal employment agreements or other contractual arrangements with the officers, directors or anyone else regarding the commitment of time or the pay of salaries or other compensation. The Company hopes, upon the successful completion of this offering, to negotiate and enter in to some employment agreements.

                    PRINCIPAL SHAREHOLDERS

   The following table sets forth, as of the date of this Memorandum, the outstanding shares of common stock of Micro Interconnect Technology, Inc.. owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's common stock, and the name and shareholdings of each Officer and Director and all Officers and Directors as a group:

Principal Shareholder's  Number of   Percent Prior Percent
Name and Addresses     Shares Owned  to Offering   Post Offer

N. Edward Berg(1)(2)     1,000,000       100%         90%

David B. Ostler(1)(2)            0         0           0

James R. Boyack(2)               0         0           0

Woodie Flowers(2)                0         0           0

Peter Roth(2)                    0         0           0

All Officers and
Directors as a Group
(5)                      1,000,000       100%         90%

Footnotes;

  (1)An Officer of the Company.
  (2)A Director of the Company.


"1998" STOCK OPTION PLAN

   In February 1998, the Board of Directors of the Company adopted and the present stockholders approved, a 1998 Stock Option Plan,("1998 Plan"). The 1998 Plan authorizes the granting of awards of up to 1,000,000 shares of Common Stock to the Company's key employees, officers, directors, consultants, advisors and sales representative. Awards consist of stock options (both non-qualified options and options intended to qualify as "Incentive" stock options under Section 422 of the Internal Revenue Code of 1986, as amended), restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards, as described in the 1998 Plan.

   The 1998 Plan is administered by the Board of Directors which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the 1998 Plan.

   In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of the Company). The aggregate fair market value of shares for which qualified stock options are exercisable for the first time by such employee during any calendar year may not exceed $100,000. Non-qualified stock options granted under the 1998 Plan may be granted at a price determined by the Board of Directors, not to be less than the fair market value of the Common Stock on the date of grant.

   The 1998 Plan also contains certain change in control provisions which could cause options and other awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, including a "group" as defined in Section 13(d), but excluding certain stockholders of the Company, became the beneficial owners of more than 25% of the Company's outstanding shares of Common Stock.

                     CERTAIN TRANSACTIONS

   The 1,000,000 presently outstanding Shares of the Company's Common Stock were purchased by the founder of the Company for $10,000.00. See "Principal Shareholders."

   It is contemplated that the Company may enter into certain transactions with officers, directors or affiliates of the Company which, even though they may involve conflicts of interest in that they are not arms' length transactions, are believed to be fair and equitable transactions in the best interest of the Company. These transactions include the following:

   The Company presently has no office or manufacturing facilities but upon completion of the offering the Company will enter into an agreement to lease approximately 1300 square feet of executive and manufacturing space for a one year period of time for $800 per month from the President of the Company, Mr. Berg. The Company at its option may lease the space for an additional year under the same terms and condition. The rental fee includes utilities and heat.

   The Company, upon completion of this offering, intends to enter into an exclusive licensing agreement for 4 US patents belonging to the President of the Company, N. Edward Berg. These 4 US patents are the proprietary technology from which the Company intends to develop its workstations which will eventually be used to complete a flexible manufacturing cell (factory) for production of high density electronic interconnects.

   The Company presently has no formal written employment agreement or other contracts with any of its officers or key employees but upon completion of this offering the Company intends to enter into employment agreements with both, N. Edward Berg and William Freeman. The amounts of compensation and other terms of the full time employment have been determined. See "Executive Compensation."

   It is presently anticipated that the proceeds of this offering will be sufficient to permit the Company to enter into the lease and licensing agreement, employee Mr. Berg and Mr. Freeman and to enter into development of the imaging workstation. Inasmuch as the Company is dependent upon the receipt of the proceeds of this offering to be able to develop such equipment, and there is no assurance that this offering will be successfully completed, management has not entered into any contracts for leasing, licensing or the development of such equipment, and has no commitments or other assurances that the Company will be able, with the proceeds of this offering, to fully develop the intended equipment.

CONFLICTS OF INTEREST

   Other than as described herein the Company is not expected to have significant further dealings with affiliates. However, if there are such dealings the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person. Presently, none of the officers and directors have any transactions which they contemplate entering into with the Company, aside from the matters described herein.

   Inasmuch as some Officers, Directors and Key Employees of the Company are not employed full time and are engaged in other businesses, either individually or through partnerships and corporations, in which they have an interest, hold an office or serve on boards of directors. Certain conflicts of interest may arise between the Company and its Officers and Directors.

INDEMNIFICATION

   Management will attempt to resolve any conflicts of interest that may arise in favor of the Company. Failure to do so could result in fiduciary liability to management. The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends (the Company is not anticipating paying any dividends) or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. The articles with these exceptions eliminate any personal liability of a director to the Company or its shareholders for monetary damages for the breach of a director's fiduciary duty and therefore a director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a director. The Company's by-laws indemnify its officers and directors to the full extent permitted by Nevada law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

        FIDUCIARY RESPONSIBILITY OF THE OFFICERS AND
                          DIRECTORS

   The Officers and Directors of the Company are accountable to the Shareholders of the Company as fiduciaries, which means such Officers and Directors are required to exercise good faith and integrity in handling the Company's affairs.

   A shareholder may be able to institute legal action on behalf of himself and all other similarly situated shareholders to recover damages where the Company has failed or refused to observe the law. Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company due to a breach of a fiduciary duty by an Officer or Director of the Company in connection with such sale or purchase, including the misapplication by any such Officer or Director or the proceeds from the sale of these securities, may be able to recover such losses from the Company.

   The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the Officers and Directors of the Company in most cases for any liability suffered by them or arising out of their activities as Officers and Directors of the Company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

   The Company will not acquire assets from its current management or any entity in which such management has a five percent or greater equity interest unless the Company has first received an independent opinion as to the fairness of the terms of the acquisition. In negotiation the terms of the acquisition of the assets, management may be influenced by the possibility of future personal benefit from unrelated business dealings with such persons or entities. Management believes that any such conflict will be resolved in favor of the Company and its shareholders. The Officers and Directors are required to exercise good faith and integrity in handling the Company's affairs. Management of the Company has agreed to abide by this fiduciary duty.

   It should be noted that this is a rapidly developing and changing area of the law. Investors are urged to consult their own legal counsel.

 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION  FOR
                  SECURITIES ACT LIABILITIES

   Insofar as Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons for the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

   In the event that any claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the securities Act and will be governed by the final adjudication of such issue.

             ORGANIZATION WITHIN LAST FIVE YEARS
   The Company is a start up company and has no operating history. As soon as the money from this offering is made available, the Company expects to make all arrangements necessary so that it can commence operations in 1998.

                   DESCRIPTION OF SECURITIES

   The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request therefor. See "Further Information."

AUTHORIZED CAPITAL

   The company's authorized capital stock consists of 50,000,000 shares of $.001 par value Common Stock. As of the date of this Offering Memorandum, the Company has outstanding
1,000,000 shares of its Common Stock, all of which are validly issued, fully paid and non-assessable.

UNITS

   Each Unit being offered hereby consists of one share of the Company's Common Stock, $.001 par value and three Warrants to purchase three additional shares of Common Stock. The Shares being registered pursuant to the registration statement of which this prospectus is a part are shares of Common Stock, all of the same class and entitled to the same rights and privileges as all other shares of Common Stock The Common Stock and Warrant constituting a single Unit will be separately transferrable upon issuance. Currently there are no markets for the Units or Warrants and no assurances there will ever be a public market in the future.

COMMON STOCK

   The Company is presently authorized to issue 50,000,000 shares of $.001 par value Common Stock. The Company presently has 1,000,000 shares issued and outstanding, and 100,000 shares of Common Stock are included in the Units which are for sale in this offering, and an additional 300,000 shares are issuable upon exercise of the Warrants contained in the Units. The Company has reserved from its authorized but unissued shares a sufficient number of shares of Common Stock for issuance of the Common Stock included in the Units offered hereby and underlying the Warrants included in the Units.

   The shares of Common Stock issuable on completion of the offering and upon exercise of the Warrants will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

   The holders of Common Stock, including the shares contained in the Units offered hereby and those issuable upon exercise of any Warrants, are entitled to equal dividends and distributions, per share, with respect to the Common Stock when, as and if declared by the Board of Directors from funds legally available therefore. However, the Company has not paid any dividends on Common Stock to date and does not anticipate paying dividends on Common Stock in the foreseeable future. The Company intends for the foreseeable future to follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business. No holder of any shares of Common Stock has a pre-emptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding are fully paid, validly issued and non-assessable. Each share of Common Stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company's Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

PREFERRED STOCK

   None of the Company's 10,000,000 shares of preferred stock is issued and outstanding, and the Company currently has no plans to issue any preferred stock. The Company's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of the common stock.

   The Company considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financing and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offerings or private placements, the provisions for preferred stock in the Company's Certificate of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and the net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in the dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to the Company's common stock or any other series of preferred stock which the Company may issue. The Board of Directors does not have any specific plan for the issuance of preferred stock at the present time and does not intend to issue any preferred stock, except on the terms which it deems to be in the best interest of the Company and its shareholders.

WARRANTS

   Each Warrant represents the right to purchase one share of Common Stock at an initial exercise price of $2.50 per share for a period of one year from the date hereof. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment in certain events, to the extent that such events occur after the effective date of the Warrant Agency Agreement, including the issuance of Common Stock as a dividend on shares of Common Stock, subdivisions or combinations of the Common Stock or similar events.
Except as stated in the preceding sentence, the Warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of Common Stock for less that the exercise price of the Warrants or the current market price of the Company's securities.

   Warrants, beginning six months from the date hereof, may be redeemed in whole or in part, at the option of the Company upon 30 days' notice, at a redemption price of $.01 per Warrant if the closing price of the Company's Common Stock on the NASDAQ Bulletin Board is at least $3.00 per share (150% of the Unit Price) for 20 consecutive trading days, ending not earlier than five days before the Warrants are called for redemption. Although the Company would not normally do so, in the event it calls for redemption of the Warrants at a time when exercise is not possible or is impractical, warrantholders would be compelled to accept the nominal redemption price of $.01 per warrant. If exercise of the Warrants is qualified or exempt from qualification, and the Company should call for redemption, warrantholders would have a minimum of 30 days in which to decide whether to exercise their Warrants, after which they would have to accept the redemption price.

   Holders of Warrants may exercise their Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification, under applicable state securities laws. The Company is required to use its best efforts to maintain a current Prospectus relating to such shares of Common Stock at all times when the market price of the Common Stock exceeds the exercise price of the Warrants until the expiration date of the Warrants, although there can be no assurance that the Company will be able to do so.

   Holders of Warrants will be entitled to notice in the event of (a) the granting by the Company to all holders of its Common Stock of rights to purchase any shares of capital stock or any other rights or (b) any reclassification of the Common Stock, any consolidation of the Company with, or merger of the Company into any other person or merger of any other person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of any outstanding shares of Common Stock), or any sale or transfer of all or substantially all of the assets of the Company.

   The Company has reserved from it authorized unissued shares a sufficient number of shares of Common Stock for issuance on exercise of the Warrants. During the period in which a Warrant is exercisable, exercise of such Warrant may be effected by delivery of the Warrant, duly endorsed for exercise and accompanied by payment of the exercise price and any applicable taxes or governmental charges, to the Warrant Agent. The shares of Common Stock issuable on exercise of the Warrants will be, when issued in accordance with the Warrants, full paid and non-assessable.

   For the life of the Warrants, the holders thereof have the opportunity to profit from a rise in the market value for the Company's Common Stock, with a resulting dilution in the interest of all other shareholders. So long as the Warrants are outstanding, the terms on which the Company could obtain additional capital may be adversely affected. The holders of such Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital by offering of securities on terms more favorable than those provided for by such Warrants.

   Except as described above, the holders of the Warrants have no rights as stockholders of the Company until they exercise their Warrants.

TRANSFER AND WARRANT AGENT

   Interwest Transfer Company, Inc, 1981 East 4800 South,
Suite 100, Salt Lake City, Utah 84117 is the Transfer Agent and Registrar for the Company's $.001 par value Common Stock and warrant agent for the Warrants.

DIVIDEND POLICY

   The Company has not paid any dividends on Common Stock to date and does not anticipate paying dividends on Common Stock in the foreseeable future. The Company intends for the foreseeable future to follow a policy of retaining all of its earnings, if any, to finance the development and expansion of its business.

SHARES ELIGIBLE FOR FUTURE SALE

   All 1,000,000 shares of Common Stock issued during incorporation which are currently held by a founder shareholder are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended, in that such shares were issued and sold by the Company without registration, in private transactions not involving a public offering, and/or are securities held by affiliates. Although such restricted and affiliate securities are not presently tradeable in any public market which may develop for the Common Stock, such securities may in the future be publicly sold into any such market, if such a market should develop, in accordance with the provisions of Rule 144. In general, under Rule 144 as currently in effect, a person (or group of persons whose share are aggregated), including affiliates of the Company, can sell within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the Stock becomes quoted on NASDAQ or a stock exchange), the reported average weekly trading volume during the four calendar weeks preceding the sale; provided, that at least one year have elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months is entitled to sell such restricted shares under Rule 144 without regard to any limitations on the amount. Future sales by current shareholders, especially of substantial amounts, could depress the market prices of the Common Stock in any market that may develop. It is anticipated that all of the shares sold pursuant to this offering, unless acquired by affiliates, will not be subject to restrictions on transferability and will, upon issuance, be eligible for sale into any public market which may develop for the Common Stock of the Company.

                    PLAN OF DISTRIBUTION

GENERAL

   The Company is offering the securities on a "best-efforts, all or none" basis. The offering will be managed by the Company without any underwriter, and without any underwriting discounts or sales commissions. The Units will be offered and sold by Officers of the Company, who will receive no sales commissions or other compensation, except for reimbursement of expenses actually incurred on behalf of the Company for such activities. The securities will be offered at a price of $2.00 per Unit.

METHOD OF SUBSCRIBING

   Persons may subscribe for the Units by filling in and signing the Subscription Agreement and other execution documents included herewith and delivering them to the Company prior to the Expiration Date as defined below. These documents will contain representations as to the investor's qualifications to purchase the Units and his ability to evaluate and bear the risk of an investment in the Company, and will contain an acknowledgment of the receipt of the opportunity to make inquiries and obtain additional information. The Company may reject any subscription in its sole discretion for any reason. Certificates of Common Stock and Warrants subscribed for will be issued as soon as practicable after the Subscription is accepted by the Company after review of the subscription materials.

EXPIRATION DATE

   The subscription offer will expire ("Expiration Date") on
the earlier of             ,  , 1998 or when the entire offering
is subscribed for (unless the Company, at its option, extends the offering period and updates the disclosures contained herein.)

RIGHT TO REJECT

   The Company reserves the right to reject any subscription in its sole discretion for any reason whatsoever prior to the time funds for such subscription are deposited by the Company and to withdraw this offer at any time.

OPPORTUNITY TO MAKE INQUIRIES

   The Company will make available to each Offeree prior to any sale of the Units the opportunity to ask questions and receive answers from the Officers and Directors of the Company concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense. All information to be obtained from the Company, at 70 Horizon Drive, N.H., Bedford, NH 03110, telephone (603) 472-7068, facsimile (603) 472-7043.

          CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

   The statements wider the heading "Certain Federal Income Tax Considerations," to the extent such statements refer to matters of tax law. are solely the opinions of management. Management has nor sought or obtained any formal legal opinion as to such matters, and no conclusion of counsel is binding on the Internal Revenue Service or the courts in any event- There can be no assurance that the Internal Revenue Service or the courts will not reach different conclusions regarding the transactions contemplated hereby. This discussion does not address certain Federal income tax consequences that are the result of special rules. such as those that apply to life insurance companies, tax exempt entities, foreign corporations- and non-resident alien individuals. In addition, the discussion does nor address alternative minimum tax considerations and is limited to investors who will hold Common Stock as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion also assumes that the Common Stock will be traded on an established securities market. This discussion is based on relevant provisions of the Code the Treasury Regulations promulgated thereunder (the "Regulations"), revenue rulings published in the Internal Revenue Bulletin and judicial decisions in effect at the date of this Prospectus. There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof will not adversely affect the tax consequences discussed herein.

   The tax treatment to a holder of Common Stock may vary depending on such holder's particular situation. Potential investors should consult their own tax advisors as to the tax treatment that way be anticipated to result from the ownership or disposition of common stock in their particular circumstances, including the application of foreign. state or local tax laws or mate and tax considerations

STATE AND LOCAL INCOME TAXES

   A holder of Common Stock may be liable for state and local income taxes with respect to dividends paid or gain from the sale. exchange Or redemption of Common Stock Many states and localities do not allow corporations a deduction analogous to the Federal dividends received deduction. Prospective investors are advised to consult their own tax advisors as to the state, local and other tax consequences Of acquiring, holding and disposing of Common Stock.

                        LEGAL MATTERS

   To the knowledge of management there is no material litigation pending or threatened against the Company. Legal counsel for the Company, in connection with this offering, is David C. Cundick, Bank One Tower, Suite 900, 50 West
Broadway, Salt Lake City, Utah 84101.

                           EXPERTS

    The financial statements of Micro Interconnect Technology, Inc. as of February 28, 1998, included in this Prospectus have been examined by Pritchett, Siler, & Hardy, PC, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance on such report given upon the authority of that firm as experts in accounting and auditing.






No dealer, salesman or other
person is authorized to give
any information or to make
any representations other
than those contained in this
Prospectus in connection
with the offer made hereby.
If given or made, such
information or
representations must not be
relied upon as having been
authorized by the Company.
This Prospectus does not
constitute an offer to sell
or a solicitation of an
offer to by any of the
securities covered hereby in
any jurisdiction or to any
person to whom it is
unlawful to make such offer
or solicitation in such
jurisdiction. Neither the
delivery of this Prospectus
nor any sale made hereunder
shall, in any circumstances,
create any implication that
there has been no change in
the affairs of the Company
since the date hereof.


                    TABLE OF CONTENTS
                                        Page
AVAILABLE INFORMATION. . . 2
PROSPECTUS SUMMARY . . . . 3
RISKS FACTORS. . . . . . . 5
DILUTION . . . . . . . . . 8
COMPARATIVE DATA . . . . . 9
MANAGEMENTS PLAN OF
OPERATION. . . . . . . . . 9
BUSINESS . . . . . . . . .10
MANAGEMENT . . . . . . . .12
CERTAIN TRANSACTIONS . . .15
PRINCIPAL SHAREHOLDERS . .20
DESCRIPTION OF SECURITIES.21
CERTAIN FEDERAL INCOME TAX
     CONSIDERATIONS. . . .22
PLAN OF DISTRIBUTION . . .23
LEGAL MATTERS. . . . . . .24
EXPERTS. . . . . . . . . .25
FINANCIAL STATEMENTS . . F-1











                        100,000 Units

                     MICRO INTERCONNECT
                      TECHNOLOGY, INC.











                         PROSPECTUS













                       May   , 1998



   PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. Indemnification of Directors and officers

The statutes, charter Provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

      (a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

         1. A corporation may indemnify any person who was or is a party or is threatened to he made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that lie is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably Incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which lie reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, does not, or itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to he in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually, and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any Claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful oil the merits or otherwise in defense of any action, suit or proceeding refereed to in subsections 1 and I, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         4. Any indemnification under subsections 1 and 1, unless ordered by a court or advanced pursuant to subsection 5, must he made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

            (a) By the stockholders;

            (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

            (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

            (d) If a quorum consisting of directors two were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or oil behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

            (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

            (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         7. The registrant's Articles of Incorporation limit liability of its officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25. Other Expenses of Issuance and Distribution*

   The following table sets forth the estimated costs and expenses to be paid by the Company in connection with the Offering described in the Registration Statement.

                                               Amount

   SEC registration fee                          $280
   Blue sky fees and expenses                  $1,000
   Printing and shipping expenses                $500
   Legal fees and expenses                    $20,000
   Accounting fees and expenses                $1,000
   Transfer and Miscellaneous expenses         $1,000
                                        Total $23,420

   * All expenses except SEC registration fee are estimated.

ITEM 26. Recent Sales of Unregistered Securities

   On February 11, 1998 Mr. Edward N. Berg purchased
1,000,000 shares for $10,000 in conjunction with foundation of the Company. As of this date, Mr. Berg owns 1,000,000 shares of restricted common stock of the Company for which he paid a total of $10,000.

ITEM 27. Exhibits Index

SEC
Reference   Exhibit No.  Document
3               3        Articles of Incorporation
3               3        BY-Laws
4               3        Instruments defining the rights
                         of security holders, including indentures
5               5        Opinion on Legality
23              23       Consents of Experts and Counsel
27              27       Financial Data Schedule
99              99       Micro Interconnect Technology, Inc. 1998
                         Stock option Plan.
99              99       Exclusive Licensing Agreement
99              99       Fund Impound Agreement

ITEM 28. Undertakings

   Subject to the terms and conditions of section 15(d) of the Securities Exchange Act of 1934, the undersigned
Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Revised Statutes, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The Registrant hereby undertakes to:

      1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

        Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) Include any additional or changed material information on the plan of distribution.

      2. For determining liability under the Securities Act treat each post effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to Registration Statement to be signed on its behalf by the undersigned, in the City of Bedford, State of New Hampshire, on April 28,1998.

MICRO INTERCONNECT TECHNOLOGY, INC.
By:/s/ Edward N. Berg
 Edward N. Berg
 Chairman (Chief Executive officer)
 Director and President

   Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures           Title                          Date

/s/ Edward N. Berg  Chairman                     May 6, 1998
Edward N. Berg      (Chief Executive officer)
                    Director and President


/s/ David B. Ostler Director                     May 6, 1998
David B. Ostler     Secretary/ Treasurer


/s/ James R. Boyack Director                     May 6, 1998
James R. Boyack


/s/ Woodie Flowers  Director                     May 6, 1998
Woodie Flowers


/s/ Peter Roth      Director                     May 6, 1998
Peter Roth




                    MICRO INTERCONNECT TECHNOLOGY, INC.
                       [A Development Stage Company]

                           FINANCIAL STATEMENTS

                             FEBRUARY 28, 1998





















                      PRITCHETT, SILER & HARDY, P.C.
                       CERTIFIED PUBLIC ACCOUNTANTS

                    MICRO INTERCONNECT TECHNOLOGY, INC.
                       [A Development Stage Company]




                                 CONTENTS

                                                          PAGE

        _  Independent Auditors' Report                     1


        _  Balance Sheet, February 28, 1998                 2


        _  Statement of Operations, from inception
             on February 11, 1998 through February 28,
             1998                                           3


        _  Statement of Stockholders' Equity,
             from inception on February 11, 1998
             through February 28, 1998                      4


        _  Statement of Cash Flows, from inception
             on February 11, 1998 through February 28,
             1998                                           5


        _  Notes to Financial Statements                6 - 8

                       INDEPENDENT AUDITORS' REPORT



Board of Directors
MICRO INTERCONNECT TECHNOLOGY, INC.
Bedford, New Hampshire

We have audited the accompanying balance sheet of Micro Interconnect Technology, Inc. [a development stage company] at February 28, 1998, and the related statements of operations, stockholders' equity and cash flows from inception on February 11, 1998 through February 28, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Micro Interconnect Technology, Inc. as of February 28, 1998, and the results of its operations and its cash flows for the period from inception through February 28, 1998, in conformity with generally accepted accounting principles.


/s/  PRITCHETT, SILER & HARDY, P.C.


Salt Lake City, Utah
March 9, 1998


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                    MICRO INTERCONNECT TECHNOLOGY, INC.
                       [A Development Stage Company]

                               BALANCE SHEET



                                  ASSETS


                                                      February 28,
                                                          1998
                                                    _____________
CURRENT ASSETS:
  Cash in bank                                          $  10,000

OTHER ASSETS:
  Organization costs, net                                     478
                                                      ___________
                                                        $  10,478
                                                      ___________


                   LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Payable to related party                              $     486
                                                      ___________
        Total Current Liabilities                             486
                                                      ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   10,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   1,000,000 shares issued and
   outstanding                                              1,000
  Capital in excess of par value                            9,000
  Deficit accumulated during the
    development stage                                          (8)
                                                      ___________
        Total Stockholders' Equity                          9,992
                                                      ___________
                                                        $  10,478
                                                      ___________






 The accompanying notes are an integral part of this financial statement.

                    MICRO INTERCONNECT TECHNOLOGY, INC.
                       [A Development Stage Company]


                          STATEMENT OF OPERATIONS



                                             From Inception
                                            on February 11,
                                              1998 Through
                                           February 28, 1998
                                           _________________

REVENUE                                          $      -
                                             _____________

EXPENSES:
  Amortization                                          8
                                             _____________

LOSS BEFORE INCOME TAXES                               (8)

CURRENT TAX EXPENSE                                     -

DEFERRED TAX EXPENSE                                    -
                                             _____________

NET LOSS                                         $     (8)
                                             _____________

LOSS PER COMMON SHARE                            $   (.00)
                                             _____________


















 The accompanying notes are an integral part of this financial statement.

                    MICRO INTERCONNECT TECHNOLOGY, INC.
                       [A Development Stage Company]

                     STATEMENT OF STOCKHOLDERS' EQUITY

              FROM THE DATE OF INCEPTION ON FEBRUARY 11, 1998

                         THROUGH FEBRUARY 28, 1998

                                                                  Deficit
                                                                Accumulated
                 Preferred Stock    Common Stock    Capital in   During the
               __________________ _________________   Excess of  Development
                 Shares  Amount    Shares    Amount   Par Value    Stage
               ________  ______  __________  ______  __________  ___________
BALANCE,
 February 11, 1998    -   $   -           -  $    -  $        -  $         -

Issuance of
 1,000,000 shares
 common stock for
 cash, February,
 1998 at $.01
 per share            -       -   1,000,000   1,000       9,000            -

Net loss for
 the period ended
 February 28, 1998    -       -           -       -            -          (8)
               ________  ______  __________  ______  ___________  __________
BALANCE,
 February 28, 1998    -  $    -   1,000,000  $1,000  $     9,000  $       (8)
               ________  ______  __________  ______  ___________  __________


























 The accompanying notes are an integral part of this financial statement.

                    MICRO INTERCONNECT TECHNOLOGY, INC.
                       [A Development Stage Company]

                          STATEMENT OF CASH FLOWS

                                               From Inception
                                              on February 11,
                                                1998 Through
                                             February 28, 1998
                                            __________________
Cash Flows to Operating Activities:
  Net loss                                           $  (8)
  Adjustments to reconcile net
    loss to net cash used by
    operating activities:
     Amortization expenses                               8
                                              ________________
        Net Cash Flows to Operating Activities           -
                                              ________________
Cash Flows to Investing Activities:
  Payments for organization costs                        -
                                              ________________
        Net Cash to Investing Activities                 -
                                              ________________
Cash Flows from Financing Activities:
  Proceeds from common stock issuance               10,000
                                              ________________
        Net Cash from Financing Activities          10,000
                                              ________________
Net Increase in Cash                                10,000

Cash at Beginning of Period                              -
                                              ________________
Cash at End of Period                             $ 10,000
                                              ________________

Supplemental Disclosures of Cash Flow information:

  Cash paid during the period for:
    Interest                                      $      -
    Income taxes                                  $      -

Supplemental schedule of Noncash Investing and Financing Activities:

  For the period ended February 28, 1998:
     Accounts payable to a related party were incurred for organization costs of $486.









 The accompanying notes are an integral part of this financial statement.

                    MICRO INTERCONNECT TECHNOLOGY, INC.
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Company was organized under the laws of the State of Nevada on February 11, 1998. The Company has not commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is planning to engage in the business of developing proprietary technology to make electronic devices that link electronic components together smaller and to operate at higher speeds. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Organization Costs - The Company is amortizing its organization costs, which reflect amounts expended to organize the Company, over sixty [60] months using the straight line method.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with statement of Financial Standard No. 128, "Earnings Per Share". [See Note 6]

  Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Stock Based Compensation - The Company accounts for its stock based compensation in accordance with Statement of Financial Accounting Standards 123 "Accounting for Stock-Based Compensation." This statement establishes an accounting method based on the fair value of equity instruments awarded to employees as compensation. However, companies are permitted to continue applying previous accounting standards in the determination of net income with disclosure in the notes to the financial statements of the differences between previous accounting measurements and those formulated by the new accounting standard. The Company has adopted the disclosure only provisions of SFAS No. 123 accordingly, the Company has elected to determine net income using previous accounting standards.

NOTE 2 - CAPITAL STOCK

  Stock Option Plan - On February 17, 1998, the Board of Directors of the Company adopted and the stockholders at that time approved, the 1998 Stock Option Plan. The plan provides for the granting of awards of up to 1,000,000 shares of common stock to sales representatives, officers, directors, consultants and employees. The awards can consist of stock options, restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards as described in the plan. Awards under the plan will be granted as determined by the board of directors. At present, no awards have been granted under the plan.

                    MICRO INTERCONNECT TECHNOLOGY, INC.
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK [Continued]

  Common Stock - During February, 1998, in connection with its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $10,000 (or $.01 per share).

  Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at February 28, 1998.

NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At February 28, 1998 there were no material deferred tax assets or liabilities, current or deferred tax expense, or net operating loss carryforwards.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Management Compensation - The Company has not paid any compensation to its officers and directors.

  Office  Space  - The Company has not had a need to rent office  space.   An
  officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

  Payable to Related Party - An officer/shareholder of the Company paid organization costs of $486 on behalf of the Company.

NOTE 5 - DEVELOPMENT STAGE COMPANY

  The Company was formed with a very specific business plan. However, the possibility exists that the Company could expend virtually all of its working capital in a relatively short time period and may not be successful in establishing on-going profitable operations.

NOTE 6 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share for the period ended February 28, 1998:

                                                                1998
                                                            ____________
              Loss from continuing operations
              available to common shareholders
              (numerator)                                    $    (8)
                                                            ____________
              Weighted average number of common
              shares outstanding used in loss per
              share for the period (denominator)             $ 1,000,000
                                                            ____________

                    MICRO INTERCONNECT TECHNOLOGY, INC.
                       [A Development Stage Company]

                       NOTES TO FINANCIAL STATEMENTS

NOTE 7 - SUBSEQUENT EVENTS



  Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 100,000 units consisting of a total of 100,000 shares of common stock and 300,000 redeemable common stock purchase warrants. Each warrant allows the holder to purchase one share of common stock for $2.50; the warrants are subject to adjustment in certain events and are exercisable for a period of one year from the date of the offering. The Company may redeem the warrants at a price of $.01 per warrant, at any time beginning six months after the date of the offering upon not less than 30 days prior written notice, if the closing bid price of the Company's common stock on the Nasdaq Bulletin Board is at least $3.00 per share for twenty consecutive trading days, ending not earlier than five days before the warrants are called for redemption. The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. An offering price of $2 per unit has arbitrarily been determined by the Company. The offering will be managed by the Company without any underwriter. The units will be offered and sold by an officer of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. The Company has not incurred any stock offering costs as of February 28, 1998, but any such costs will be netted against the proceeds of the proposed public stock offering.

License Agreement - The Company entered into an exclusive licensing agreement with the officer and shareholder of the Company for the exclusive rights for patents covering electronic interconnection manufacturing technologies for the United States and it's territories and possessions. The agreement expires March 31, 2007. The Company will pay a 1% royalty of gross sales and receipts for the right beginning January 1999.

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